Exhibit 10.61

SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

This Series B Preferred Stock and Warrant Purchase Agreement (this “Agreement”) is made as of November 12, 2019, by and among CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III - Parallel Fund “B” (Cayman) L.P., and CRG Partners II (Cayman) Lev AIV I L.P. (together, “CRG” or the “Purchasers”, with each of the purchasing entities, a “Purchaser”) and Viveve Medical, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Purchasers (or Affiliates thereof) and the Company have executed that certain non-binding term sheet, dated as of October 29, 2019 (as the same may be amended or supplemented, the “Term Sheet”), whereby the parties agree that CRG shall convert a portion of its currently outstanding debt (including outstanding principal amounts, together with prepayment premium and back end fees payable in respect of such principal amounts, but excluding any accrued but unpaid interest thereon) in the amounts set forth on Schedule A hereto (the “Conversion,” with such converted amount, the “Conversion Amount”);

WHEREAS, as consideration for the Conversion, the Company shall issue to the Purchasers in a private placement offering (the “Offering”) the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), with the rights and preferences as set forth in that certain Certificate of Designation of the Company (the “Series B Certificate of Designation”) in the form attached hereto as Exhibit A, upon Conversion of the Conversion Amounts set forth on Schedule A hereto (the “Shares”) and warrants to purchase that number of shares of its common stock, par value $0.0001 per share (the “Common Stock”) equal to fifteen percent (15%) of the fully diluted share capital of the Company after giving effect to the issuance of the securities contemplated by this Agreement and the Public Offering (as defined herein), such warrants in the form attached as Exhibit B hereto (the “Closing Warrants”), with such amount calculated in the manner set forth on Schedule B hereto, and having an exercise price equal to 120% of the Public Offering price per share and a term of five years;

WHEREAS, the Offering is being made to “accredited investors,” as defined in Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, (i) prior to or contemporaneously with the Closing, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agrees to provide certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Shares and the Warrants (such shares of Common Stock the “Underlying Shares” and together with the Shares and the Warrants, the “Securities”)) in accordance with their terms, and (ii) prior to or contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amendment No. 3 to Term Loan Agreement, attached hereto as Exhibit D (the “Loan Amendment”), which modifies the terms of the Company’s outstanding debt to CRG;

1.

NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

Purchase. The Purchasers hereby purchase the number of Shares in consideration for the Conversion, equal to the Conversion Amount divided by the Series B Original Issue Price (as defined below) and accompanying Closing Warrants, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Closing; Delivery.

(a)

Closing. The purchase and sale of the Shares and Closing Warrants shall take place simultaneously with the satisfaction of each of the conditions set forth in Section 7 and Section 8 (to the extent not waived in accordance therewith), at the offices of Goodwin Procter LLP, Three Embarcadero Center, 28th floor, San Francisco, California 94111, or such other time and place as is mutually agreed to by the Company and CRG (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”).

(b)

Option Warrant Closing. If the over-allotment option granted to the representative of the underwriters of the Public Offering is exercised, concurrent with the issuance of securities of the Company to the representatives pursuant thereto, Company shall issue to the Purchasers for no additional consideration additional warrants to purchase shares of its Common Stock (such warrants, the “Option Warrants” and together with the Closing Warrants, the “Warrants”) such that the Purchasers receive, pursuant to this Agreement, Warrants representing fifteen percent (15%) of the fully diluted share capital of the Company after giving effect to the issuance of securities contemplated by this Agreement and the Public Offering. The date of any such issuance of Option Warrants to the Purchasers shall be an “Option Warrant Closing Date.”

(c)

Transaction Documents. On or before the Closing Date, each Purchaser shall review, complete and execute this Agreement, the Registration Rights Agreement and the Loan Amendment (collectively with the Series B Certificate of Designation and the Warrants, the “Transaction Documents”).

(d)	Conversion. Immediately upon the Closing, the Conversion shall be effected.

3.

Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered to the Purchasers concurrently with the execution of this Agreement, the Company hereby represents and warrants to each Purchaser, as of the Closing Date and on any Option Warrant Closing Date, the following:

(a)

Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, conditions (financial or otherwise), results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each subsidiary of the Company is identified on Schedule 3(a) attached hereto.

2.

(b)	Authorization, Enforcement, Compliance with Other Instruments.

(i)     The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby and to issue the Securities, in accordance with the terms hereof and thereof;

(ii)     the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders;

(iii)     each of the Transaction Documents will be duly executed and delivered by the Company; and

(iv)     the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)

Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All of the outstanding shares of Common Stock and of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable, free and clear of all liens. The Underlying Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants have been duly authorized by all necessary corporate action and when issued and paid for in accordance with the terms of this Agreement and as set forth in the Series B Certificate of Designation and the Warrants, as the case may be, and such Underlying Shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and the holders shall be entitled to all rights accorded to a holder of Common Stock. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares. Immediately after giving effect to the Closing, the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in Schedule 3(c). After giving effect to the Closing:

3.

(i)     no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

(ii)     except as set forth on Schedule 3(c)(ii) there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries;

(iii)     all of the shares of capital stock set forth on Schedule 3(c)(iii) under “Pro Forma Capitalization” shall have the rights, preferences, privileges and restrictions set forth in the Company’s Certificate of Incorporation, as in effect as of the date hereof (the “Certificate of Incorporation”), as amended by the Series B Certificate of Designation and by that certain Certificate of Designation of the Company setting forth the rights and preferences of the Series A Convertible Preferred Stock (the “Series A Certificate of Designation”), in the form attached hereto as Exhibit E.

(iv)     there will be no outstanding debt securities other than indebtedness as set forth in Schedule 3(c)(iv);

(v)     other than pursuant to the Registration Rights Agreement or as set forth in Schedule 3(c)(v), there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act;

(vi)     except as provided in this Agreement or as set forth in Schedule 3(c)(vi), there will be no outstanding registration statements, and there will be no outstanding comment letters from the SEC or any other regulatory agency;

(vii)     except as provided in this Agreement or as set forth in Schedule 3(c)(vii), there will be no securities or instruments containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities; and

(viii)     no co-sale right, right of first refusal or other similar right will exist with respect to the Securities or the issuance and sale thereof. Upon request, the Company will make available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation and the Company’s Bylaws, as in effect as of the date hereof (the “Bylaws”), and the terms of all securities exercisable for Common Stock or other capital stock of the Company and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

4.

(d)

Issuance of Shares and Warrants. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof. The Warrants are duly authorized and, upon execution and delivery by the Company in accordance with the terms hereof will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Any Underlying Shares will have been duly authorized and reserved for issuance and, upon conversion of the Shares or exercise of the Warrants into shares of Common Stock, will be validly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof.

(e)

No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Bylaws or any other constitutive documents. Except for those violations or defaults which would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except for any violation which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and the rules of the Principal Market, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Except as set forth on Schedule 3(e), neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

5.

(f)

Absence of Litigation. Except as set forth on Schedule 3(f), there is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company (both actual or knowledge that they would have had upon reasonable investigation).

(g)

Acknowledgment Regarding Purchaser’s Purchase of the Shares and Warrants. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

(h)

No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares and Warrants. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. For purposes of this Agreement, “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”).

(i)

No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares or the Warrants under the Securities Act or cause this offering of the Shares or the Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j)

Employee Relations. Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

6.

(k)

Intellectual Property Rights. Except as set forth on Schedule 3(k), the Company and each of its subsidiaries owns, possesses, or has rights to, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted, except as such failure to own, possess or have such rights would not reasonably be expected to result in a Material Adverse Effect and (ii) there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the patents owned or licenses to the Company. Furthermore, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and, to the Company’s knowledge, there are no facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any notice of such claim and, to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such claim, except for any action, suit, proceeding or claim as would not be reasonably expected to have a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (USPTO) all information known to the Company to be relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (B) neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected to have a Material Adverse Effect and to the Company’s knowledge, (A) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title or valid license or sublicense rights to the patents or patent applications owned or licensed to the Company or other proprietary information rights as being owned by, or licensed or sublicensed to, as the case may be, the Company or any of its subsidiaries, (B) no valid issued U.S. patent is or would be infringed by the activities of the Company or any of its subsidiaries relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries and (C) there are no facts with respect to any issued patent owned or licensed to the Company that would cause any claim of any such patent not to be valid and enforceable in accordance with applicable regulations. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.

7.

(l)	Environmental Laws.

(i)     The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

8.

(ii)     To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(iii)     The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses except to the extent that the failure to have such permits, licenses or other approvals would not have a Material Adverse Effect, and (ii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

(m)

Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business and all such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations, except, in each case, as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Authorization, or has reason to believe that any such Authorization will not be renewed in the ordinary course, except to the extent that any such revocation, modification, or non-renewal would not be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”), or any other federal, state, local, or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) or comparable applicable law. The Company and each of its subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable health care laws, including, to the extent applicable, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, including without limitation the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws (collectively, “Health Care Laws”). Neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding. Neither the Company nor any of its subsidiaries has received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action. The Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority. Neither the Company, its subsidiaries nor their officers, directors, employees, agents or contractors has been or is currently suspended, disbarred or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program or in human clinical research.

9.

(n)

Title. Neither the Company nor any of its subsidiaries owns any real property. Except as set forth on Schedule 3(n), each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 3(n), with respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(o)

No Material Restrictions, Breaches, etc. Neither Company nor any subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has had, or is reasonably expected in the future to have, a Material Adverse Effect. Neither Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has had, or is reasonably expected to have a Material Adverse Effect.

(p)

Tax Status. The Company and each subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)

Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r)

Rights of First Refusal. Except as set forth on Schedule 3(c)(i) or Schedule 3(r), the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s)

Insurance. The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

10.

(t)

SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 15(d) thereof (or that it would have been required to file by Section 15(d) of the Exchange Act if its duty to file thereunder had not been automatically suspended) (collectively, the “SEC Reports”) for the two (2) years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material).

(u)

Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v)

Material Changes. Since the respective date of the latest balance sheet of the Company included in the financial statements contained within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company pursuant to GAAP or to be disclosed in filings made with the SEC, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports, (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, or any of its assets are bound or subject, and (vii) except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company, its businesses, properties, operations or financial condition, as applicable, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the SEC Reports.

11.

(w)

Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the SEC Reports.

(x)

Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the previous twelve (12) months, received (i) written notice from the Nasdaq Global Market (or such other market or exchange on which the Common Stock is then listed or traded) (the “Principal Market”) that the Company is not in compliance with the listing or maintenance requirements of Principal Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Principal Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Principal Market on the date hereof.

(y)	Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

(z)

Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

(aa)

Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

12.

(bb)

Foreign Corrupt Practices. Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company and its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc)

Brokers’ Fees. Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(dd)

Disclosure Materials. The SEC Reports and the disclosure materials taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ee)

Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ff)

Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Purchaser purchasing the Shares and Warrants. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchasers would not enter into this Agreement.

(gg)

U.S. Real Property Holding Corporation. The Company is not now and has never been at any point since January 1, 2013 a “United States real property holding corporation” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and any applicable regulations promulgated thereunder.

4.	Representations, Warranties and Agreements of the Purchasers. Each Purchaser represents and warrants to, and agrees with, the Company the following:

(a)

Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement performance by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

13.

(b)

Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)

Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Shares or exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)

Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by such Purchaser or its advisors, if any. Such Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk.

(e)

General Solicitation. Such Purchaser is not purchasing the Shares and Warrants as a result of any advertisement, article, notice or other communication regarding the Shares and Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement.

14.

(f)

Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and Warrants and the merits and risks of investing in the Shares and Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g)

Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other persons party to this Agreement or to such Purchaser’s representatives (including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates), bound by a duty of confidentiality to such Purchaser and whom such Purchaser has taken reasonable actions to cause them to maintain such confidentiality, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

15.

(h)

No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)

No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Purchaser to consummate the transactions contemplated hereby.

(j)

No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares and Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and Warrants.

5.	Transfer Restrictions. The Purchaser acknowledges and agrees as follows:

(a)

Neither the Shares, the Warrants nor the Underlying Shares have been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares or Warrants under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares, the Warrants or the Underlying Shares.

(b)

The Purchaser understands that there are substantial restrictions on the transferability of the Securities that the certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

16.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE SERIES A PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Securities issued to such Purchaser shall bear a customary “Affiliates” legend.

The first paragraph of the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Securities is being made pursuant to an exemption from such registration and that the Securities, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

6.	Covenants and Other Rights.

(a)

Listing of Common Stock. The Company shall promptly secure the listing of the Underlying Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall use its reasonable best efforts to maintain the Common Stock’s listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(a).

17.

(b)

Stockholder Approval. As promptly as reasonably practicable following the date of this Agreement, and in any event no later than April 30, 2020, the Company shall prepare and file with the SEC a definitive proxy statement on Schedule 14A (as amended or supplemented from time to time, such definitive proxy statement the “Proxy Statement”) and hold a meeting of its stockholders no later than May 30, 2020, to obtain the approval of its stockholders of the issuance of the Underlying Shares upon conversion of the Shares and exercise of the Warrants, and such other stockholder approvals as may be required under the rules and regulations of Nasdaq (such approvals, the “Stockholder Approval”). The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and the Purchasers shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement. The Proxy Statement shall include a recommendation of the Company’s Board of Directors that the Company’s stockholders vote in favor of the issuance of the Underlying Shares. The Company shall promptly notify the Purchasers in writing upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to any preliminary proxy statement filed prior to the Proxy Statement or on the Proxy Statement and shall promptly provide the Purchasers with a copy of all written correspondence between the Company or any representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the such materials. The Company shall give the Purchasers and their counsel a reasonable opportunity to review and comment on any preliminary proxy statement and the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC.

18.

(c)

Market Standstill. Each Purchaser hereby agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Purchaser or any affiliate of such Purchaser or any person in privity with such Purchaser or any affiliate of such Purchaser), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, until one (1) year after the date of the underwriting agreement for the Public Offering (as defined below) (the “Lock-Up Period”), other than: (i) transactions relating to shares of Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering; (ii) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or charitable contribution; (iii) conversion of the Preferred Stock into Common Stock; (iv) exercise of the Warrants for Common Stock; (v) transfers of Common Stock or securities convertible into or exchangeable for Common Stock to any affiliate (as such term is defined in Rule 405 of the Securities Act, as amended), limited partners, general partners, limited liability company members or stockholders of such Purchaser, or to any wholly owned subsidiary of such Purchaser, provided that in the case of any transfer or distribution pursuant to this clause (v) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period; (vi) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Public Offering that has been approved by the board of directors of the Company; provided, that if the tender offer, merger, consolidation or other such transaction is not completed, the securities shall remain subject to the restrictions contained in this Section 6(c) agreement; and (vii) transfers of the Preferred Stock, Warrants or Underlying Shares in connection with any transfer by Purchaser of its interests in the loans under the Loan Agreement, as such may be amended from time to time, and provided that in the case of any transfer or distribution pursuant to this clause (vii) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period. The foregoing provisions shall apply only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters of the Public Offering shall apply pro rata to all Purchasers subject to such agreements, based on the number of shares subject to such agreements. For purposes of this Section 6(c), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

(d)

Tax Treatment of Preferred Stock. The Company covenants and agrees that, unless required pursuant to a final determination (within the meaning of Section 1313 of the Code, (i) the Preferred Stock constitutes stock that participates in corporate growth to a significant extent within the meaning of Section 1.305-5(a) of the Treasury Regulations and therefore shall not be treated as preferred stock for purposes of Section 305 of the Code and the Treasury Regulations thereunder, and (ii) for U.S. federal and applicable state income and withholding tax purposes no dividends shall be treated as having been paid with respect to the Preferred Stock unless and until paid in cash with respect to the Preferred Stock. Each of the parties hereto shall file all tax returns and determine all taxes consistent with such treatment and shall not take any action that is inconsistent with such treatment unless otherwise required by a final determination (within the meaning of Section 1313(a) of the Code).

19.

7.

Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Shares and Closing Warrants and deliver the Shares and Closing Warrants to each Purchaser on the Closing Date and any Option Warrants on any Option Closing Date, shall be subject to the following conditions to the extent not waived by the Company:

(a)

Representations and Warranties. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, or Option Closing Date, as the case may be, with the same force and effect as if they had been made on and as of said date.

(b)

Performance. Each Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date or Option Closing Date, as the case may be.

(c)	Receipt of Executed Documents. Each Purchaser shall have executed and delivered to the Company each of the Transaction Documents that requires its signature.

8.

Conditions to Purchasers’ Obligations at Closing. Each Purchaser’s obligation to accept delivery of the Shares and Closing Warrants and to effect the Conversion on the Closing Date and any Option Warrants on any Option Closing Date shall be subject to the following conditions to the extent not waived by CRG:

(a)

Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date or any Option Closing Date, as the case may be, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b)

Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date or Option Closing Date, as the case may be.

(c)

Receipt of Executed Transaction Documents. (i) The Company shall have executed and delivered to the Purchasers each of the Transaction Documents, and (ii) CRG shall have executed and delivered to the Company each of the Transaction Documents that require its signature.

(d)

Certificate. The Chief Executive Officer of the Company shall execute and deliver to the Purchasers to the effect that the representations and warranties of the Company in Section 3 hereof are true and correct (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date or Option Closing Date, as the case may be, and that the Company has satisfied in all material respects all of the conditions set forth in this Section 8.

20.

(e)

Opinion. Purchasers shall have received any opinions of the Company’s counsel that are requested by Purchaser, dated as of the Closing Date or Option Closing Date, as the case may be, in a form reasonably satisfactory to Purchasers.

(f)

Good Standing. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

(g)

Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(h)	No Suspension. No suspension of trading shall have been imposed by the Nasdaq Capital Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

(i)

Public Offering. On the Closing Date, the Company shall contemporaneously close an underwritten public offering of its Class A units consisting of shares of Common Stock and warrants to purchase Common Stock and Class B Units consisting of shares of Series A Preferred Stock and warrants to purchase Common Stock, with gross equity proceeds of at least $10,000,000 as set forth in the Form S-1 File No.: 333-233639, or such other amount or equity financing satisfactory to CRG (the “Public Offering”).

(j)

Series A Certificate of Designation. The Company shall have filed the Series A Certificate of Designation with the State of Delaware, which Series A Certificate of Designation shall be substantially in the form attached as Exhibit E hereto.

(k)

Series B Certificate of Designation. The Company shall have filed the Series B Certificate of Designation with the State of Delaware, which Series B Certificate of Designation shall have an initial conversion price per share equal to the Public Offering price per share.

(l)

Nasdaq LAS. The Company shall have provided the Purchasers with a written confirmation from the Principal Market that the staff of the Principal Market shall have completed its review of the Listing of Additional Shares Notification form submitted by the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents (the “Listing of Additional Shares Form”).

9.	Indemnification.

(a)

The Company agrees to indemnify and hold harmless each Purchaser, and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other any other disclosure materials; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement.

21.

(b)

Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such indemnified person (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened, and including in settlement of any litigation, but only if such settlement is effected with the written consent of Purchaser) insofar as such losses, liabilities, claims, damages, costs, fees and expenses are primarily based upon or primarily arise out of the Purchaser’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or material breach by the Purchaser of any covenant or agreement made by the Purchaser, contained herein or in any other document delivered by the Purchaser in connection with this Agreement.

22.

(c)

Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

10.	Termination. This Agreement shall automatically terminate and become null and void if the Closing Date shall not have occurred on or before December 20, 2019.

11.

Binding Effect. The Purchaser hereby acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

12.

Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

23.

13.

No Third-Party Beneficiaries. This Agreement is intended only for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

14.

Amendments and Waivers. Except as set forth in Section 7 and Section 8, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and each of the Purchasers. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Purchaser and each transferee of the Shares, Warrants (or the Common Stock issuable upon conversion or exercise thereof), each future holder of all such securities, and the Company.

15.

Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. For purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. The addresses, facsimile numbers and email addresses for such communications shall be:

(a)	if to the Company, at

Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, CO 80112

Attention: Chief Executive Officer

Facsimile: 720-696-8199

E-mail: sdurbin@viveve.com

24.

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

Three Embarcadero Center, 28th Floor

San Francisco, California 94111

Attention: Bradley Bugdanowitz

Facsimile: 415-520-9513

Email: BBugdanowitz@goodwinlaw.com

or

(b)	if to CRG, at

CRG

1000 Main Street, Suite 2500

Houston, TX 77002

Attention: General Counsel

Facsimile: 713-209-7351

Email: adorenbaum@crglp.com

with a copy to (which shall not constitute notice):

Cooley LLP

101 California St., 5th Floor

San Francisco, CA 94111

Attention: Gian Michele a’Marca

Facsimile: (415) 693-2222

Email: gmamarca@cooley.com

(or, in any case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

16.

Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Shares and the Warrants shall be made only in accordance with all applicable laws.

17.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

18.	Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a)	Arbitration shall be final and binding on the parties.

25.

(b)	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)	Pre-arbitration discovery is generally more limited and different from court proceedings.

(d)	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e)	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f)

All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation within sixty (60) days from the receipt of the written notice of a matter from the notifying party, the matter will be resolved by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

19.

Blue Sky Qualification. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

20.

Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

26.

21.

Securities Laws Disclosure; Publicity. The Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this sub-clause (ii) from and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 20, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions).

22.

Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in any filing with the SEC within four (4) Business Days of the Closing, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company without the express written consent of such Purchaser.

23.	Miscellaneous.

(a)

This Agreement, together with the other Transaction Documents and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)	The representations and warranties of the Company and the Purchasers made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares and Warrants.

(c)

If the Shares or Warrants are certificated and any certificate or instrument evidencing any Shares or any Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or Warrants. If a replacement certificate or instrument evidencing any Shares or Warrants is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

27.

(d)

Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(e)

This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

(f)

Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(g)	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(h)	Each Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its purchase of Shares and Warrants hereunder.

24.

Public Disclosure. No Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, affiliated person or entity of a Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

[Signature Page to Follow]

28.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.

COMPANY: VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Name:	Scott Durbin
Title:	Chief Executive Officer

29.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.

CRG: CRG PARTNERS III L.P., its General Partner By: CRG PARTNERS III GP L.P., its General Partner By: CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III–PARALLEL FUND “A” L.P. By: CRG PARTNERS III–PARALLEL FUND “A” GP L.P., its General Partner By: CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III–PARALLEL FUND “B” (CAYMAN) L.P. By: CRG PARTNERS III (CAYMAN) GP L.P., its General Partner By: CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

CRG PARTNERS III (CAYMAN) LEV AIV I L.P. By: CRG PARTNERS III (CAYMAN) GP L.P., its General Partner By: CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

SCHEDULE A

Purchaser	Principal Amount (including PIK)	Back-End Fee	Prepayment Premium	Conversion Amount (total)
CRG Partners III – Parallel Fund “A” L.P.	$9,583,977.91	$479,198.89	$287,519.34	$10,350,696.14
CRG Partners III L.P.	$2,997,631.06	$149,881.56	$89,928.93	$3,237,441.55
CRG Partners III (Cayman) Lev AIV I L.P.	$7,235,385.79	$361,769.29	$217,061.58	$7,814,216.66
CRG Partners III –Parallel Fund “B” (Cayman) L.P.	$9,164,486.72	$458,224.33	$274,934.60	$9,897,645.65
Total	$28,981,481.48	$1,449,074.07	$869,444.45	$31,300,000.00

SCHEDULE A

EXHIBIT A

FORM OF SERIES B CERTIFICATE OF DESIGNATION

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

AMENDMENT NO. 3 TO TERM LOAN AGREEMENT

EXHIBIT D

SERIES A CERTIFICATE OF DESIGNATION